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              As filed with the Securities and Exchange Commission

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
             ------------------------------------------------------

                                    FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934.

                      DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

    DELAWARE                                     73-1356520
---------------------------------           ------------------------------------
(State or other jurisdiction                (I.R.S. Employer Identification No.)
of incorporation or organization)

                              5330 East 31st Street
                              Tulsa, Oklahoma 74135
                    (Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                               Name of each exchange on which
to be so registered                               each class is to be registered
----------------------------                      ------------------------------
Common Stock, par value $.01                      New York Stock Exchange
per share

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box [ ]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box [ ]

         Securities Act registration statement file number to which this form relates: 333-39661

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None


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Item 1.  Description of Registrant's Securities to be Registered.

         Common Stock, $.01 Par Value

         A description of the Registrant's Common Stock, par value $.01 per share, is contained in the Registrant's Registration Statement on Form S-1, as amended (Registration Statement No. 333-39661), initially filed with the Securities and Exchange Commission (the "Commission") on November 6, 1997, under the caption "Description of Capital Stock," which description is incorporated herein by reference.

Item 2.  Exhibits.

         The securities to be registered are to be registered pursuant to
Section 12(b) of the Securities Exchange Act of 1934 on the New York Stock Exchange (the "NYSE"), on which no other securities of the Registrant are registered. Accordingly, the following exhibits required in accordance with Part II to the instructions as to exhibits to a Registration Statement on Form 8-A have been duly filed with the NYSE:

         1.1 The Registrant's Registration Statement on Form S-1, as amended (No. 333-39661), initially filed with the Commission on November 6, 1997, including all amendments thereto.

         1.2     Certificate of Incorporation.*

         1.3     By-Laws.*

         1.4     Specimen Common Stock Certificate.*



----------------
*  To be filed with the NYSE.


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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                      DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

                                      By  /s/ STEVEN B. HILDEBRAND
                                        ---------------------------------
                                        Name:  Steven B. Hildebrand
                                        Title: Chief Financial Officer

Dated: November 21, 1997


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